EXHIBIT 23.4

CONSENT OF GRANT THORNTON LLP

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated January 23, 2004, accompanying the consolidated financial statements included in the 2003 Annual Report of First Washington FinancialCorp on Form 10-K for the year ended December 31, 2003. We hereby consent to the incorporation by reference of said reports in the Prospectus and Registration Statement of Fulton Financial Corporation and to the use of our name as it appears under the caption “Experts.”

Philadelphia, Pennsylvania

September 20, 2004